                                                                    Exhibit 4.5



                       Right to purchase 32,195* Shares
                           of Convertible Non-Voting
                    Common Stock of Cryenco Sciences, Inc.


      THIS WARRANT HAS NOT BEEN, AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THIS WARRANT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN SECTION 21 OF THE AGREEMENT REFERRED TO HEREINAFTER, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF CRYENCO SCIENCES, INC. AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLD OF THIS WARRANT UPON WRITTEN REQUEST.


                            Cryenco Sciences, Inc.

                         Common Stock Purchase Warrant

      Cryenco Sciences, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, The CIT Group/Equity Investments, Inc., a New Jersey corporation ("CIT"), or its transferees, successors and assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof and prior to the expiration hereof pursuant to Section 2.4 hereof, 32,195* fully paid and non-assessable shares of Convertible Non-Voting Common Stock (as defined in Section 12 hereof), at an initial purchase price per share of $4.84951 * (such price per share as adjusted from time to time as provided herein is referred to herein as the "Exercise Price"). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.


________________

* As adjusted to reflect the reverse stock split of the Company's Common Stock effective August 13, 1992 and the antidilution adjustments triggered by the Company's Private Placement and related transactions with International Capital Partners, Inc. which occurred in December 1994, January 1995 and June 1995.

      This Warrant supersedes and replaces a Warrant dated April 27, 1992 and is issued pursuant to that certain letter agreement dated August 12, 1992, between the Company and CIT, amending certain agreements including the Securities Purchase Agreement dated as of August 30, 1991, as amended (the "Agreement"), among the Company (as the surviving corporation in the merger of Cryenco Holdings, Inc. with and into Gulf & Mississippi Corporation), Cryenco, Inc. (as the surviving corporation in the merger of Cryogenic Energy Company with and into CEC Acquisition Corp.) and CIT, copies of which are on file at the principal office of the Company. The holder of this Warrant shall be entitled to all of the benefits and shall be subject to all of the obligations of the Agreement relating to the CHI Warrant (as such term is defined in the Agreement) as provided therein as amended to date, as if this Warrant were substituted therefor.

1.    DEFINITIONS.
      ------------

      Terms defined in the Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Agreement. Certain terms used in this Warrant are specifically defined in Section 12 hereof.

2.    EXERCISE OF WARRANT.
      --------------------

      2.1. IN GENERAL. This Warrant may be exercised in whole or in part by the holder hereof at any time or from time to time prior to its expiration by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price then in effect; PROVIDED, HOWEVER, that the holder hereof shall have the right, at its election, in lieu of delivering the Exercise Price in cash, to instruct the Company in the form of subscription to retain, in payment of the Exercise Price, a number of shares of Common Stock (the "Payment Shares") equal to the quotient of (i) the aggregate Exercise Price of the shares as to which this Warrant is then being exercised divided by
(ii) the "Average Closing Price" as of the date of exercise and to deduct the number of Payment Shares from the shares to be delivered to the holder hereof. "Average Closing Price" means, as of any date, (x) if shares of Voting Common Stock are listed on a national securities exchange, the average of the closing sales prices therefor on the largest securities exchange on which such shares are traded on the last ten (10) trading days before such date, (y) if such shares are listed on the NASDAQ National Market System but not on any national securities exchange, the average of the closing sales prices therefor on the NASDAQ National Market System on the last ten (10) trading days before such date or (z) if such shares are not listed on either a national securities exchange or the NASDAQ National Market System, the average of the sales prices therefor on the last twenty (20) trading days before such date. In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised.

      2.2. Intentionally Omitted

      2.3. CONFLICT WITH OTHER LAWS. Any other provisions hereof to the contrary notwithstanding, no Bank Affiliate shall be entitled to exercise the right under this Warrant to purchase any share or shares of Common Stock if, under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such Bank Affiliate, (a) as a result of such purchase, such Bank Affiliate would own, control or have power to vote a greater quantity of securities of any kind than the Bank Affiliate shall be permitted to own, control or have power to vote or (b) such purchase would not be permitted. For purposes of this Section 2.3, a written certification of the Bank Affiliate exercising this Warrant, delivered upon surrender of the Warrant pursuant to the Agreement, to the effect that the Bank Affiliate is legally entitled to exercise its right under this Warrant to purchase securities and that such purchase will not violate the prohibitions set forth in the preceding sentence, shall be conclusive and binding upon the Company and shall obligate the Company to deliver certificates representing the shares of Common Stock so purchased in accordance with the other provisions hereof and shall relieve the Company of any liability under this Section 2.3.

      2.4. TERMINATION OF THE WARRANT. This Warrant shall terminate upon the earlier to occur of (i) August 29, 2003 and (ii) the exercise in full.

3.    PUT OPTION; REGISTRATION RIGHTS.
      --------------------------------

      The holder of this Warrant has the option to require the Company to purchase this Warrant and/or shares of Warrant Stock at the times and in the manner specified in the Agreement, except that this option shall not apply with respect to Section 16.1(a) (including with reference to Sections 15.2(b) and (c) and 16.5) of the Agreement and Section 11.6 of the Warrant Agreement dated as of August 30, 1991, as amended, among the Company (as the surviving corporation in the merger of Cryenco Holdings, Inc. with and into Gulf & Mississippi Corporation), Cryenco, Inc. (as the surviving corporation in the merger of Cryenco Energy Company with and into CEC Acquisition Corp.) and Chemical Bank; provided, however, that the automatic exercise of such put rights as provided in Section 15.2(b) or (c) of the Agreement shall continue to apply to the extent such rights occur as a result of a default under Section 15.1(k)(i), (ii) or (iv) of the Agreement (except that with respect to Section 15.1(k)(iv), the words "or insolvent" in subparagraph (x) of such section shall be deemed to be deleted for purposes of this provision only). The holder of this Warrant has the right to cause the Company to register shares of Warrant Stock, and any shares issued upon exercise hereof, under the Securities Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in the Registration Rights Agreement.

4.    DELIVERY OF STOCK CERTIFICATES ON EXERCISE.
      -------------------------------------------

      As soon as practicable after the exercise of this Warrant in full or in part, and in any event within twenty (20) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) which such holder shall be entitled to receive on such exercise, together with any other stock or other securities and property (other than cash) which such holder is entitled to receive upon such exercise.

5.    ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS AND RECLASSIFICATIONS.
      --------------------------------------------------------------


      In case at any time or from time to time the holders of Common Stock shall have received or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor:

      (a) other or additional stock or other securities or property (other than cash) by way of dividend; or

      (b) other or additional stock or other securities or property (other than cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate restructuring;

OTHER THAN additional shares of Common Stock issued in a stock split or other reclassification, recapitalization or similar corporate restructuring of the Company's Common Stock (adjustments in respect of which are provided for in Section 7.1 hereof), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof, shall be entitled to receive the amount of stock and other securities and property (other than cash) which such holder would have received prior to, or would have held on the date of, such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (other than cash) receivable by such holder as aforesaid during such period, giving effect to all further adjustments called for during such period by Sections 6 and 7 hereof. The Company hereby agrees that it will at all times reserve and keep available for such holder, solely for delivery upon the exercise of this Warrant, any distribution to which such holder is entitled under this Section 5.

6.    ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.
      ----------------------------------------------------------

      6.1. CERTAIN ADJUSTMENTS. In case at any time or from time to time, the Company shall (i) effect a capital reorganization, reclassification or recapitalization, (ii) consolidate with or merge into any other Person or (iii) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof at any time after the consummation of such reorganization, reclassification, recapitalization, consolidation, merger or transfer, or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof.

      6.2. CONTINUATION OF TERMS. Upon any reorganization, reclassification, recapitalization, consolidation, merger or transfer referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, reclassification, recapitalization, consolidation or merger, as the case may be, and shall be binding upon the issuer of any such stock or Other Securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Warrant as provided in Section 8 hereof.

7.    ADJUSTMENTS FOR ISSUANCE OF COMMON STOCK AND AMOUNT OF
      OUTSTANDING COMMON STOCK.
      -------------------------

      7.1. IN GENERAL. If at any time there shall occur any stock split, stock dividend, reverse stock split or other subdivision, reclassification, recapitalization, recombination of shares or similar corporate restructuring of the Company's Common Stock, any rights offering by the Company to its existing stockholders or any issuance by the Company of Additional Shares of Common Stock upon the exercise of Convertible Securities (each as defined in Section
7.2 hereof) granted before the consummation of the G&M Merger, other than any such shares issued upon the exercise of options granted to Thomas A. Trantum before August 30, 1991 (each, a "Stock Event"), then the number of shares of Common Stock to be received by the holder of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of outstanding shares of the Company (calculated on a Fully-Diluted Basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder after such Stock Event to the total number of outstanding shares of the Company after such Stock Event (calculated on a Fully-Diluted Basis). No adjustment to the Exercise Price shall be made in connection with any adjustment of the number of shares of Common Stock receivable upon exercise of this Warrant, except that the Exercise Price shall be proportionately increased or decreased upon the occurrence of any event provided for in this Section 7.1 so that the aggregate Exercise Price for all shares of Common Stock covered hereby shall remain unchanged.

      7.2. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If at any time the Company shall issue or sell (i) any Additional Shares of Common Stock in exchange for consideration in an amount per Additional Share of Common Stock less than the Fair Market Value Per Share of Common Stock at the time the Additional Shares of Common Stock are issued or sold or (ii) any Convertible Securities having an exercise price or Conversion Price (as defined below) in an amount per share of Common Stock less than the Fair Market Value Per Share of Common Stock at the time of such issuance or sale, then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance or sale by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (assuming the conversion or exercise of all such Convertible Securities) and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus either (x) the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the then Fair Market Value Per Share or (y) the number of shares of Common Stock which could be purchased if the exercise price of such Convertible Security or the Conversion Price of such Convertible Security (as applicable) were set at the then Fair Market Value Per Share. Thereupon, the Exercise Price shall be correspondingly reduced so that the aggregate Exercise Price for all shares of Common Stock covered hereby shall remain unchanged. No adjustments shall be made upon the exercise or conversion of Convertible Securities. For purposes of this paragraph, (i) the term "Additional Shares of Common Stock" means any shares of Common Stock issued by the Company after the Closing Date other than Warrant Stock or stock issuable upon the exercise of options granted to Thomas A. Trantum before August 30, 1991, (ii) the term "Convertible Securities" means all options, warrants or securities exercisable for, all rights to subscribe for, and all securities which are convertible into or exchangeable for, Common Stock and
(iii) the term "Conversion Price" means, with respect to any Convertible Security, the price paid for such Convertible Security divided by the number of shares of Common Stock into which such Convertible Security is convertible on the date of issuance of such Convertible Security.

8.    NO DILUTION OR IMPAIRMENT.
      --------------------------

      The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise,
(ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of the Warrant from time to time outstanding, (iii) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets and (iv) will not transfer all or substantially all of its properties and assets to any other entity (corporate or otherwise) or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant and the Agreement. If any event occurs as to which the provisions of Sections 5, 6 or 7 hereof are strictly applicable and the application thereof would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant. Nothing contained in this Warrant shall prohibit the Company from issuing or selling securities in the future.

9.    ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS.
      -------------------------------------------

      In each case of any event that may require any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly prepare a certificate setting forth such adjustment or readjustment and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a statement of (i) the number of shares of the Company's Common Stock then outstanding on a Fully-Diluted Basis, and (ii) the number of shares of Common Stock (or Other Securities) to be received upon exercise of this Warrant (A) immediately prior to such adjustment or readjustment and (B) as adjusted and readjusted (if required by Section 7 hereof) on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the calculations used to determine such adjustment or readjustment. At its option, the holder of a Warrant may confirm the adjustment noted on the certificate by causing such adjustment to be computed by an independent certified public accountant at the expense of the Company. The cost of any such confirmation shall be borne (x) by the Company, if the computation of such independent certified public accountant indicates that the adjustment noted on the Company's certificate was in any respect incorrect to the detriment of the holders, and (y) otherwise, by the holder requesting such confirmation.

10.   NOTICES OF RECORD DATE.
      -----------------------

      In the event of:

      (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (including, without limitation, any distribution that may arise as a result of a spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate restructuring), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;


      (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person;

      (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

      (d) any proposed issuance or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issuance of Common Stock on the exercise of this Warrant), then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place and the time, if any, to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

11.   RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT.
      -----------------------------------------------------

      The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, a number of shares of Convertible Non-Voting Common Stock equal to the total number of shares of Convertible Non-Voting Common Stock from time to time issuable upon exercise of this Warrant and the number of Other Securities which at any time may be issuable hereunder, and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant and upon the conversion of shares of one class of Common Stock into shares of the other class of Common Stock, as provided in its Certificate of Incorporation.

12.   DEFINED TERMS.
      --------------

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      12.1. The term BANK AFFILIATE means any Person that is a bank holding company or a subsidiary of a bank holding company as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States and the rules and regulations promulgated thereunder.

      12.2. The term COMPANY means Cryenco Sciences, Inc., the surviving corporation of the merger of CHI into G&M and any corporation which shall succeed to or assume the obligations of the Company hereunder.

      12.3. The term COMMON STOCK means (i) the Company's Voting Common Stock, $.01 par value (the "Voting Common Stock"), (ii) the Company's Convertible Non-Voting Common Stock, $.01 par value (the "Convertible Non-Voting Common Stock"), (iii) any other capital stock of any class or classes (however designated) of the Company the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference and (iv) any other securities into which or for which any of the securities described in clauses
(i), (ii) or (iii) above have been converted, exchanged or combined pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      12.4. The term OTHER SECURITIES means any stock (other than Common Stock) and other securities of the Company or any other entity (corporate or otherwise) which (i) the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to Section 5 or 6 hereof.

13.   REMEDIES.
      ---------

      The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.   NOTICES.
      --------

      All notices and other communications provided for or permitted hereunder shall be made in writing (including facsimile transmission or other similar writing) as follows: if to CIT, to it at 650 CIT Drive, Livingston, New Jersey, 07039-5795 Attention: Colby Collier (telecopier no.: (201) 740-5555), with a copy to Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022,
Attention: Marc Weingarten, Esq. (telecopier no.: (212) 593-5955); if to a subsequent holder of this Warrant, to it at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company; and if to the Company, to it c/o Charterhouse Group International, Inc. at 535 Madison Avenue - 28th Floor, New York, New York 10022, Attention: President (telecopier no.: (212) 750-9704) with a copy to Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York 10036, Attention; Jeffrey N. Siegel, Esq. (telecopier no.: (212)730-1964); and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 14.

      All such notices shall be deemed to have been duly given: (i) if delivered personally, upon actual delivery, (ii) if delivered by mail, one Business Day after deposited in the United States mail, overnight express mail, return receipt requested, postage prepaid, or one Business Day after delivery to a nationally recognized overnight express mail or courier service, or (iii) if sent by facsimile transmission (or other similar writing), upon receipt of telephonic or written confirmation thereof.

15.   PUBLIC FILINGS, NASDAQ QUALIFICATION; AND MISCELLANEOUS.
      ---------------------------------------------------------

      15.1. PUBLIC FILINGS AND NASDAQ QUALIFICATION. For so long as (i) this Warrant is outstanding or (ii) the shares of Warrant Stock issuable upon the exercise of this Warrant are outstanding and have not been registered or transferred in reliance upon Rule 144 or Rule 144A, in each case as amended from time to time under the Securities Act, or any successor provisions relating to the resale of restricted securities without registration under
Section 5 of the Securities Act, the Company agrees to use its best efforts (A) to file timely (whether or not it shall then be required to do so) such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act, (B) promptly upon request, to furnish to any holder of this Warrant or the Warrant Stock a copy of the most recent annual, current or quarterly report of the Company and such other information which is provided to all stockholders of the Company generally, (C) to file such other information, documents and reports as shall be required of it hereafter by the Commission as a condition to the availability of Rule 144 or 144A, in each case as may be amended from time to time, under the Securities Act, or any successor (but not additional) provisions relating to the resale of restricted securities without registration under Section 5 of the Securities Act, and (D) to maintain the quotation of its Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System (bid and asked) including, without limitation, using its best efforts to keep effective the registration of its Common Stock under Section 12 of the Exchange Act and to make timely payment of all applicable fees.

      15.2. MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.


      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.


Dated as of April 27, 1992                     CRYENCO SCIENCES, INC.


                                               By: /s/ Alfred Schechter
                                                  -------------------------
                                                  Name:  Alfred Schechter
                                                  Title: Chairman

ATTEST:

/s/ James A. Raabe
----------------------
Name:   James A. Raabe
Title:  Secretary

                             FORM OF SUBSCRIPTION

                        (To be signed only on exercise
                       of Common Stock Purchase Warrant)

TO:     Cryenco Sciences, Inc.


      The undersigned, the Holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise this Common Stock Purchase Warrant for, and to purchase thereunder, _____ shares of Convertible Non-Voting Common Stock of Cryenco Sciences, Inc. and herewith [makes payment of $_____ therefor] [instructs you herein, in payment of the Exercise Price, to deduct ___ shares of Convertible Non-Voting Common Stock and to deliver the net number of shares, being ____ shares of Convertible Non-Voting Common Stock], and requests that the certificates for such shares be issued in the name of, and delivered to ________, whose address is ____________.


Dated:




                              ____________________________________
                              (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                              ____________________________________
                                          (Address)

                              FORM OF ASSIGNMENT

                  (To be signed only on transfer of Warrant)


      For value received, the undersigned hereby sells, assigns, and transfers unto ___ the right represented by the within Warrant to purchase ___ shares of Convertible Non-Voting Common Stock of Cryenco Sciences, Inc., a Delaware corporation, to which the within Warrant relates, and appoints _____________ attorney to transfer such right on the books of Cryenco Sciences, Inc., with full power of substitution in the premises.

                                        [Name of Assignor]



Dated:__________                        By:    ________________________

                                        Title: _________________________

                                        [Address of Assignor]


Signed in the presence of:


___________________



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